UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
CEO Employment Agreement
Effective September 23, 2010, Tollgrade Communications, Inc. (the “Company”) entered into an employment agreement with Edward H. Kennedy, following Mr. Kennedy’s June 2010 appointment as CEO and President. The Agreement has an initial term through June 30, 2013, and will automatically extend for successive additional three year terms, unless terminated by either the Company or Mr. Kennedy.
Pursuant to the Agreement, Mr. Kennedy will receive an annual base salary of $350,000 and is eligible to receive an annual cash bonus under the Company’s Management Incentive Compensation Plan, subject to achievement of performance objectives established by the Compensation Committee of the Company’s Board of Directors. Mr. Kennedy’s salary may be adjusted from time to time as the Compensation Committee may determine, provided that he will be entitled to annual increases based on the two-year average percentage increase in base salary, if any, of the Company’s Executive Council (as defined in the Agreement).
While serving as CEO during the term of the Agreement, the Company has agreed to nominate Mr. Kennedy on its slate of Board of Director candidates and to recommend to the Company’s shareholders that Mr. Kennedy be elected to the Board.
The Agreement provides for certain severance payments upon termination of Mr. Kennedy’s employment. Such payments vary depending upon the circumstances of termination.
If Mr. Kennedy’s employment is terminated by the Company without cause or by Mr. Kennedy for good reason (as such terms are defined in the Agreement), within a period which is six months prior to or three years after a change-in-control (as defined in the Agreement), Mr. Kennedy is entitled to receive a severance payment of three times the following sum:
(i)	his base salary on the date of termination (or if he terminated his employment for good reason, his base salary on the date immediately preceding the event giving rise to good reason), or, if greater, his base salary in effect when the change-in-control occurred, plus

(ii)	his average cash bonus for the two calendar years preceding the date of termination (or if he terminated his employment for good reason, the date of the event giving rise to good reason), or, if greater, his average cash bonus for the two calendar years prior to the date of the change-in-control.
In addition, Mr. Kennedy would be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a three-year period. Outstanding equity awards that did not immediately become exercisable upon the occurrence of the change-in-control shall automatically become vested and shall be exercisable thereafter until the stated expiration date of the award.
If Mr. Kennedy’s employment is terminated by the Company without cause or by Mr. Kennedy with good reason for termination, and the change-in-control scenario described above is not is applicable, Mr. Kennedy will be entitled to receive two times the following sum:
(i)	his base salary on the date of termination (or if he terminated his employment for good reason, his base salary on the date immediately preceding the event giving rise to good reason), plus

(ii)	his average cash bonus for the two calendar years preceding the date of termination (or if he terminated his employment for good reason, the date of the event giving rise to good reason).
In addition, Mr. Kennedy would be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a two-year period.

The receipt of any severance payments under the Agreement are subject to Mr. Kennedy signing and not revoking for a period of seven days a separation and mutual release of claims agreement. Pursuant to the Agreement, Mr. Kennedy agrees to resign from all positions that he holds with the Company or its subsidiaries, including, without limitation, as a member of the Board of Directors, immediately following the termination of his employment for any reason, if the Board of Directors so requests.
The Agreement is to be construed and interpreted, to the extent possible, in a manner that avoids the imposition on Mr. Kennedy of the 20% penalty under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company and Mr. Kennedy agree to cooperate diligently to amend the terms of the Agreement to the extent permissible under Section 409A for Mr. Kennedy to avoid the penalty. If, on the date of his “separation from service” Mr. Kennedy is a “specified employee” (as such terms are defined in Section 409A), payments to Mr. Kennedy will be delayed until the earlier of (i) the six-month anniversary of Mr. Kennedy’s separation from service or (ii) the date of his death. Payment will only be delayed in this manner if the Company’s legal counsel opines that payment may not be made under Section 409A prior to the end of the six-month period without violating the six-month delay requirement. If any payment or payments due to Mr. Kennedy under the Agreement result in the imposition of additional taxes pursuant to Section 409A, or an excise tax under Section 4999 of the Code, the Company is obligated to make certain “gross-up payments” (as defined in the Agreement) to Mr. Kennedy.
The Agreement is intended to represent Mr. Kennedy’s sole entitlement to severance payments and benefits in connection with termination of his employment.
The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
President’s Award Program
On September 23, 2010, the Compensation Committee of the Company’s Board of Directors approved a President’s Award program, under which the Company’s President may award cash bonuses to employees, which may include named executive officers, for their contributions to the Company’s success in the execution of its strategic objectives. Under the approved terms of the program, the President may authorize individual bonus payments not to exceed twenty percent of the applicable participant’s base salary, and the aggregate awards paid to all participants under this program shall not exceed $300,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(c) EXHIBITS

10.1	Agreement dated September 23, 2010 by and between Tollgrade Communications, Inc. and Edward H. Kennedy (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNCIATIONS, INC.
Dated: September 29, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary

EXHIBIT INDEX

10.1	Agreement dated September 23, 2010 by and between Tollgrade Communications, Inc. and Edward H. Kennedy (filed herewith).